Exhibit 10.29.2

SECOND AMENDMENT TO

CONTRIBUTION AND SUBSCRIPTION AGREEMENT

October 12, 2020

This Second Amendment to Contribution and Subscription Agreement (this “Amendment”) is entered by and between Generation Income Properties, L.P., a Delaware limited partnership (the “ GIPLP”) and Greenwal, L.C., a Virginia limited liability company (“Contributor”) effective as of the date first written above. Capitalized terms used but not defined herein have the meaning ascribed to them in the Contribution Agreement (as defined below).

R E C I T A L S

WHEREAS, the Contributor and GIPLP entered into that certain Contribution and Subscription Agreement dated June 19, 2019, as further amended by that certain First Amendment to Contribution and Subscription Agreement made effective as of July 26, 2019, with respect to the contribution of Property to GIPLP (as amended, the “Contribution Agreement”); and

WHEREAS, in connection with a reverse stock split of all of the shares of GIP REIT that became effective on the date hereof at a reverse split ratio of one for four, the parties wish to clarify the applicable cash redemption price set forth in the Contribution Agreement

NOW, THEREFORE, it is hereby agreed as follows:

A G R E E M E N T

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1. Amendment. Section 2.6 of the Contribution Agreement is hereby amended and restated in its entirety to read as follows:

2.6 Redemption of Partnership Units. Beginning on the first (1st) anniversary of the Closing, the Contributor will have the option to require GIPLP to redeem, subject and pursuant to the redemption procedures of the Partnership Agreement, all or a portion of its Partnership Units for either (i) the Redemption Amount (within the meaning of the Partnership Agreement), or (ii) until forty nine (49) months from date of Closing, cash of $20.00 per Partnership Unit (subject to adjustment by reason of unit splits, unit reverse splits, unit dividends, or the like) (as such amount may be adjusted from time to time as further described herein, the “Cash Redemption Price”), as set forth on the Notice of Redemption (within the meaning of the Partnership Agreement) delivered to GIPLP by Contributor. Unless expressly stated otherwise herein, the redemption procedures and limitations of this Agreement shall govern any redemption of Contributor’s Partnership Units to the extent inconsistent or in conflict with requirements or restrictions set forth in the Partnership Agreement, which shall otherwise be applicable, and, if the Contributor exercises its right in subsection (ii) hereof, the Cash Redemption Price shall be deemed to be the Cash Amount for purposes of the Partnership Agreement. The Cash Redemption Price shall be adjusted as follows: if GIPREIT, at any time after October 12, 2020, (a) pays a stock dividend on the REIT Shares or otherwise makes a distribution on any class of capital stock that is payable in REIT Shares, (b) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding REIT Shares into a larger number of shares or (c) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding REIT Shares into a smaller number of shares, then in each such case the Cash Redemption Price shall be multiplied by a fraction of which the numerator shall be the number of REIT Shares outstanding immediately before such event and of which the denominator shall be the number of REIT Shares outstanding immediately after such event; provided, however, that no adjustment shall be made to the Cash Redemption Price if the number of outstanding Common Units is otherwise adjusted in the same manner and at the same time as the adjustment to the number of outstanding REIT Shares. Any adjustment made pursuant to clause (a) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (b) or (c) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. All calculations under this Section 2.6 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The Parties hereto agree that the General Partner may elect to cause the redemption of the Partnership Units to be delayed for up to ninety (90) days to the extent required for the General Partner to cause additional REIT shares to be issued to provide funding to be used to pay any cash amounts to the Contributor consistent with this Section 2.6. No redemption fee shall be charged by the Partnership or the General Partner in connection with the exercise by the Contributor of its redemption option.

2. Ratification. Except as expressly amended hereby, the Partnership Agreement is hereby ratified and confirmed and shall continue in full force and effect.

3. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Amendment, the parties may execute and exchange counterparts of the signature pages by facsimile or by scanned image (e.g., ..pdf file extension) as an attachment to an email and the signature page of either party to any counterpart may be appended to any other counterpart.

IN WITNESS WHEREOF, Contributor and GIPLP have executed this Amendment effective as of the date set forth above.

CONTRIBUTOR:

GREENWAL, L.C., a Virginia limited liability company

By:	Robinson Development Group, Inc., Manager

By:	/s/ Anthony W. Smith
Anthony W. Smith
Title:	Senior Vice President

GIPLP:

GENERATION INCOME PROPERTIES, L.P., a Delaware limited partnership

By:	/s/ David Sobelman
David Sobelman
Authorized Representative